EXHIBIT 21.1
PRGX GLOBAL, INC.
SUBSIDIARIES
As of December 31, 2010

Company	Jurisdiction of Organization
PRGX USA, Inc.	Georgia
PRGX Asia, Inc.	Georgia
PRGX Australia, Inc.	Georgia
PRGX Belgium, Inc.	Georgia
PRGX Canada, LLC	Georgia
PRGX Costa Rica, Inc.	Georgia
PRGX New Zealand, Inc.	Georgia
PRGX Netherlands, Inc.	Georgia
PRGX Mexico, Inc.	Georgia
PRGX France, Inc.	Georgia
PRGX Germany, Inc.	Georgia
PRGX Acquisition, Corp.	Georgia
PRGX Switzerland, Inc.	Georgia
PRGX Italy, Inc.	Georgia
PRGX Spain, Inc.	Georgia
PRGX Portugal, Inc.	Georgia
PRG International, Inc.	Georgia
PRG USA, Inc.	Georgia
PRGX Scandinavia, Inc.	Georgia
PRGX Holdings, Inc.	Georgia
PRGX Puerto Rico, Inc.	Georgia
PRGX Chile, Inc.	Georgia
PRGX Europe, Inc.	Georgia
PRGX Brasil, LLC	Georgia
PRGX India Private Limited	India
PRGX Holdings Mexico, S de RL de CV	Mexico
PRGX Servicios Mexico S de RL de CV	Mexico
PRGX de Mexico S de RL de CV	Mexico
PRGX Argentina S.A.	Argentina
Profit Recovery Brasil Ltda.	Brazil
PRG-Schultz International PTE LTD	Singapore
PRG-Schultz Suzhou’ Co Ltd.	China
PRG-Schultz CR s.r.o.	Czech Republic
PRGFS, Inc.	Delaware
PRGX Texas, Inc.	Texas
Meridian Corporation Limited	Jersey (Channel Islands)
PRGX UK Holdings Ltd	United Kingdom
PRG-Schultz Ireland LTD	Ireland
PRGX UK Ltd	United Kingdom
Etesius Limited	United Kingdom
PRGX Canada Corp.	Canada

Company	Jurisdiction of Organization
PRG-Schultz Deutschland GmbH	Germany
PRGX Nederland B.V.	Netherlands
PRG-Schultz Italia SRL	Italy
PRG-Schultz Peru S.R.L.	Peru
PRG-Schultz Colombia Ltda.	Columbia
PRG-Schultz Svenska AB	Sweden
PRG-Schultz Venezuela S. R. L.	Venezuela
PRG-Schultz Polska Sp. z o.o	Poland
Howard Schultz & Associates (Asia) Limited	Hong Kong
HS&A International PTE LTD	Singapore
PRG-Schultz (Thailand) Limited	Thailand
Howard Schultz de Mexico, S.A. de C.V.	Mexico
PRGDS, LLC	Georgia
PRGTS, LLC	Georgia